================================================================================
                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                          -----------------------------

                                    FORM T-1

                            STATEMENT OF ELIGIBILITY
                   UNDER THE TRUST INDENTURE ACT OF 1939 OF A
                    CORPORATION DESIGNATED TO ACT AS TRUSTEE
                          -----------------------------

       CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE PURSUANT TO
-----
                               SECTION 305(b) (2)

                     WELLS FARGO BANK, NATIONAL ASSOCIATION
               (Exact name of trustee as specified in its charter)

A U.S. NATIONAL BANKING ASSOCIATION                             94-1347393
(Jurisdiction of incorporation or                             (I.R.S. Employer
organization if not a U.S. national                          Identification No.)
bank)

420 MONTGOMERY STREET
SAN FRANCISCO, CA                                                 94163
(Address of principal executive offices)                        (Zip code)


                              WELLS FARGO & COMPANY
                          Law Department, Trust Section
                                  MAC N9305-172
                  Sixth Street and Marquette Avenue, 17TH floor
                          Minneapolis, Minnesota 55479
                       (612) 667-1234 (Agent for Service)
                          -----------------------------

                      AMERICAN HOME MORTGAGE SECURITIES LLC
               (Exact name of obligor as specified in its charter)

DELAWARE                                                         NOT YET
RECEIVED                                                     (I.R.S. Employer
(State or other jurisdiction of                              Identification No.)
incorporation or organization)

C\O WILMINGTON TRUST
RODNEY SQUARE NORTH
1100 NORTH MARKET STREET
WILMINGTON, DE                                                    19890-0001
(Address of principal executive offices)                          (Zip code)

                          -----------------------------
                 AMERICAN HOME MORTGAGE INVESTMENT TRUST 2004-2
                      MORTGAGE-BACKED NOTES, SERIES 2004-2
                       (Title of the indenture securities)
================================================================================

Item 1.     GENERAL INFORMATION.  Furnish the following information as to the trustee:

            (a) Name and address of each examining or supervising authority to which it is subject.

                  Comptroller of the Currency
                  Treasury Department
                  Washington, D.C.

                  Federal Deposit Insurance Corporation
                  Washington, D.C.

                  The Board of Governors of the Federal Reserve System Washington, D.C.

            (b)   Whether it is authorized to exercise corporate trust powers.

                  The trustee is authorized to exercise corporate trust powers.

Item 2.     AFFILIATIONS WITH OBLIGOR.  If the obligor is an affiliate of the trustee, describe each such affiliation.

            None with respect to the trustee.

No responses are included for Items 3-14 of this Form T-1 because the obligor is not in default as provided under Item 13.

Item 15.  FOREIGN TRUSTEE.    Not applicable.

Item 16.  LIST OF EXHIBITS.   List below all exhibits filed as a part of this
                              Statement of Eligibility. Wells Fargo Bank, N.A.
                              incorporates by reference into this Form T-1 the exhibits attached hereto.


            Exhibit 1. A copy of the Articles of Association of the trustee now in effect. *

            Exhibit 2.  A copy of the Comptroller of the Currency
                        Certificate of Corporate Existence for Wells Fargo Bank, National Association, dated November 28, 2001. *

            Exhibit 3. A copy of the authorization of the trustee to exercise corporate trust powers. A copy of the Comptroller of the Currency Certificate of Corporate Existence (with Fiduciary Powers) for Wells Fargo Bank, National Association, dated November 28, 2001. *

            Exhibit 4.  Copy of By-laws of the trustee as now in effect. *

            Exhibit 5.  Not applicable.

            Exhibit 6. The consents of United States institutional trustees required by Section 321(b) of the Act.

            Exhibit 7. Attached is a copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

            Exhibit 8.  Not applicable.

            Exhibit 9.  Not applicable.


* Incorporated by reference to exhibit number 25 filed with registration statement number 333-87398.

                                    SIGNATURE


Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, Wells Fargo Bank, National Association, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the State of Maryland on the 30th day of June, 2004.






                        WELLS FARGO BANK, NATIONAL ASSOCIATION



                              /s/ Peter A. Gobell
                              ------------------------------------------------
                        Name:       Peter A. Gobell
                              --------------------------------------------------

                        Title:      Vice President
                               -------------------------------------------------

                                    EXHIBIT 6




June 30, 2004


Securities and Exchange Commission
Washington, D.C.  20549

Gentlemen:

In accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, the undersigned hereby consents that reports of examination of the undersigned made by Federal, State, Territorial, or District authorities authorized to make such examination may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.





                        Very truly yours,

                        WELLS FARGO BANK, NATIONAL ASSOCIATION


                              /s/ Peter A. Gobell
                              ------------------------------------------------
                        Name:       Peter A. Gobell
                              --------------------------------------------------
                        Title:      Vice President
                               -------------------------------------------------

                                    EXHIBIT 7



                       Consolidated Report of Condition of

                      Wells Fargo Bank National Association
                of 420 Montgomery Street, San Francisco, CA 94163
             And Foreign and Domestic Subsidiaries, at the close of
         business December 31, 2003, filed in accordance with 12 U.S.C.
                           ss.161 for National Banks.

                                                                                      Dollar Amounts
                                                                                         In Millions

                                                                                      --------------
ASSETS
Cash and balances due from depository institutions:
      Noninterest-bearing balances and currency and coin                                    $ 11,411
      Interest-bearing balances                                                                3,845
Securities:
      Held-to-maturity securities                                                                  0
      Available-for-sale securities                                                           17,052
Federal funds sold and securities purchased under agreements to resell:
      Federal funds sold in domestic offices                                                     516
      Securities purchased under agreements to resell                                            109
Loans and lease financing receivables:
      Loans and leases held for sale                                                          14,571
      Loans and leases, net of unearned income                                               172,511
      LESS: Allowance for loan and lease losses                                                1,554
      Loans and leases, net of unearned income and allowance                                 170,957
Trading Assets                                                                                 6,255
Premises and fixed assets (including capitalized leases)                                       2,067
Other real estate owned                                                                          144
Investments in unconsolidated subsidiaries and associated companies                              306
Customers' liability to this bank on acceptances outstanding                                      68
Intangible assets
      Goodwill                                                                                 6,814
      Other intangible assets                                                                  7,501
Other assets                                                                                   8,858

                                                                                         -----------
Total assets                                                                                $250,474
                                                                                         ===========
LIABILITIES
Deposits:
      In domestic offices                                                                   $157,695
            Noninterest-bearing                                                               44,315
            Interest-bearing                                                                 113,380
      In foreign offices, Edge and Agreement subsidiaries, and IBFs                           16,249
            Noninterest-bearing                                                                    6
            Interest-bearing                                                                  16,243
Federal funds purchased and securities sold under agreements to repurchase:
      Federal funds purchased in domestic offices                                             14,685
      Securities sold under agreements to repurchase                                           1,613

                                                                                      Dollar Amounts
                                                                                         In Millions

                                                                                      --------------
Trading liabilities                                                                            4,277
Other borrowed money
      (includes mortgage indebtedness and obligations under capitalized leases)               18,212
Bank's liability on acceptances executed and outstanding                                          68
Subordinated notes and debentures                                                              6,742
Other liabilities                                                                              7,358
                                                                                            --------
Total liabilities                                                                           $226,899
                                                                                            ========
Minority interest in consolidated subsidiaries                                                    60

EQUITY CAPITAL
Perpetual preferred stock and related surplus                                                      0
Common stock                                                                                     520
Surplus (exclude all surplus related to preferred stock)                                      17,709
Retained earnings                                                                              4,920
Accumulated other comprehensive income                                                           366
Other equity capital components                                                                    0
                                                                                            --------
Total equity capital                                                                          23,515

                                                                                            --------
Total liabilities, minority interest, and equity capital                                    $250,474
                                                                                            ========


I, James E. Hanson, Vice President of the above-named bank do hereby declare that this Report of Condition has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true to the best of my knowledge and belief.


                                                                James E. Hanson

                                                                 Vice President


We, the undersigned directors, attest to the correctness of this Report of Condition and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true and correct.


Carrie L. Tolstedt
Howard Atkins                       Directors
John Stumpf